Pricing Supplement No. 8	Rule 424(b)(2)

Dated: July 29, 2003	Registration No. 333-47336

(To Prospectus dated October 16, 2000, and Prospectus Supplement dated February 28, 2001)

WELLS FARGO & COMPANY

Medium-Term Notes, Series C

Floating Rate Notes

Principal Amount:	$155,000,000

Issue Price:	100%

Proceeds to Company:	$154,953,500

Original Issue Date:	August 4, 2003

Stated Maturity:	August 4, 2006

Form:	Book entry

Base Rate:	LIBOR

Initial Interest Rate:	LIBOR plus 3 basis points; to be determined two London Banking Days prior to the Original Issue Date

Interest Payment Dates:	Quarterly on the 4th of February, May, August and November, commencing November 4, 2003

Interest Determination Dates:	Two London Banking Days preceding each Interest Reset Date

Interest Reset Dates:	4th day of February, May, August and November, commencing November 4, 2003

Index Maturity:	3 month

Spread:	+3 basis points

Agent:	Morgan Stanley

Currency:	U.S. Dollars

CUSIP:	94974BAU4

Tax Considerations

Prospective investors are advised that the backup withholding rate is equal to the fourth lowest rate of income tax applicable to unmarried individuals. This rate is currently 30%. This information updates the information given with respect to backup withholding in the accompanying prospectus supplement under the heading “United States Federal Taxation—U.S. Information Reporting Requirements and Backup Withholding Tax.”